Exhibit 10.10

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3

to

DISTRIBUTION AND SUPPLY AGREEMENT

between

CIPHER PHARMACEUTICALS INC. and VERTICAL PHARMACEUTICALS, INC.

This Amendment No. 3 (the “Third Amendment) to the Distribution and Supply Agreement (the “Agreement”) is entered into as of the 1st day of January, 2015 (the “Effective Date”) by and between Cipher Pharmaceuticals, Inc. (“Cipher”), an Ontario corporation located at 5650 Tomken Road, Unit 16, Mississauga Ontario 14W 4P1, Canada, and Vertical Pharmaceuticals, LLC, as successor to Vertical Pharmaceuticals, Inc. (“Distributor”), a Delaware limited liability company with an address at 2500 Main Street Extension, Suite 6, Sayreville, New Jersey 08872, each individually a “Party” and together the “Parties.”. Unless otherwise defined herein, all capitalized terms shall have the meaning specified in the Agreement.

RECITALS

WHEREAS, Cipher and Vertical Pharmaceuticals, Inc. entered into that certain Distribution and Supply Agreement dated as of June 28, 2011 (the “Agreement”), as amended on March 27, 2012 (the “First Amendment”), and as further amended on November 21, 2013 (the “Second Amendment”); and

WHEREAS, Vertical Pharmaceuticals, LLC is the successor company to Vertical Pharmaceuticals, Inc.;

WHEREAS, the Parties desire to further amend certain provisions of the Agreement.

NOW, THEREFORE, THIS AMENDMENT WITNESSES THAT in consideration of the foregoing and the covenants and promises contained herein, the Parties agree as follows:

1.                                      Delete Section 1.53 and Section 1.56.

2.                                      Section 3.1 of the Agreement shall be deleted and replaced with the following:

3.1 Marketing and Royalty Obligations. Distributor will, at its sole cost and using Commercially Reasonable Efforts, Market the Product in the Territory throughout the Term of the Agreement. Distributor shall pay to Cipher a royalty as set forth in Schedule C, Part D. For calendar year 2015, Distributor shall be obligated to pay a minimum annual royalty of [***]; for calendar year 2016, Distributor shall be obligated to pay a minimum annual royalty of [***]; and for calendar year 2017, Distributor shall be obligated to pay a minimum annual royalty of [***]. Distributor shall have no other minimum royalty obligations for any other calendar year. The minimum royalty obligation under this Section 3.1 shall terminate upon the first arm’s length sale by a Third Party of a Generic Equivalent of the Product in the Territory; provided the minimum royalty obligation for such calendar year shall be prorated for the number of days elapsed prior to such first arm’s length sale. Further, the Parties agree that Distributors obligation of using

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Commercially Reasonable Efforts shall be satisfied for calendar years 2015 and 2016 upon payment of the above minimum annual royalty for those years.

3.                                      In Section 6.6(b), replace the phrase “... Minimum Net Sales Requirements set forth in Schedule ...” with the phrase “... minimum royalty obligations set forth in Section 3.1 ....”

4.                                      In Section 6.9(e), delete the phrase, “At such time as a Generic Equivalent is available for sale in the Territory by a Third Party,...” Additionally, in Section 6.9(e), delete the phrase, “... provided in the event that a second Generic Equivalent (other than the Authorized Generic) is launched in the Territory, then the royalty payment is modified such that the same royalty rate Is applied to the Authorized Generic’s Net Profit and the Net-to-Gross Floor shall not apply...”

5.                                      The first sentence of Section 9.1 Term shall read: “The term of this Agreement shall commence on the Effective Date and continue for ten (10) years from the date of the First Commercial Sale of the Product (September 9, 2021), unless earlier terminated pursuant to Section 9.2 (the Term”).” The remainder of Section 9.1 shall remain unchanged.

6.                                      In Section 9.2 Termination, in subsection (a) Material Breach, in the first sentence delete the phrase “...or failure to meet the performance obligations set forth in Section 3.1....” Also, delete the last sentence of Section 9.2(a).

7.                                      In Section 12.4 Notice, the address for Distributor shall be amended to read:

Vertical Pharmaceuticals, LIC
2500 Main Street Extension, Suite 6
Sayreville, NJ 08872 USA

8.                                      In Schedule C, Part D, delete the last sentence, “Notwithstanding the foregoing, for the purpose of calculating the Royalty Payments, Net Sales as a percentage of Gross Sales shall not be less than the following floor percentage (“Net-to-Gross Floors”): (i) [***].”

9.                                      Schedule D of the Agreement shall be deleted.

10.                               Paragraph 1 of the First Amendment shall be replaced In Its entirety by the following:

“1.           Sale of Product to Sub-Distributor. Notwithstanding the provisions of Section 6.9(a)(iv), Schedule C, or the definitions of “Gross Sales” in Section 1.42, “Net Sales” in Section 1.58, and “Royalty Payment” in Schedule C of the Agreement, Cipher and Distributor hereby agree that solely with respect to Distributor’s sales of the 150mg strength of the Product to Sub-Distributor pursuant to the Sub-Distribution Agreement, for purposes of calculating the Royalty Payment pursuant to Schedule C of the Agreement, the tern ‘Net Sales” shall be based on Distributor’s Transfer Price far Product sold to Sub-Distributor under Schedule A the Sub-Distribution Agreement (and, for the avoidance of doubt, not based on Sub-Distributor’s sales of Product to Customers In the Territory).”

11.                               The minimum Net Sales and prescription requirements included in Paragraph 1 of the Second Amendment shall be deleted. Additionally, the last sentence in Paragraph 3 of the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Second Amendment shall be revised to read, “However, the minimum annual royalty obligations pursuant to Section 3.1 of the Agreement, as amended, remain in effect.”

12.                               This Amendment shall be governed by the laws of the State of New York.

13.                               Each Party hereto agrees to execute such further documents and take such further steps as the other Party reasonably determines may be necessary or desirable to effectuate the purposes of this Third Amendment.

14.                               This Amendment shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signature of each of the Parties hereto. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all which taken together shall constitute one and the same document.

15.                               Except as set forth herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Third Amendment as of the date first written above.

CIPHER PHARMACEUTICALS INC.		VERTICAL PHARMACEUTICALS INC.

By:	/s/ Shawn Patrick O’Brien	By:	/s/ Steven Squashic
Name:	Shawn Patrick O’Brien	Name:	Steven Squashic
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer